Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of West Coast Realty Trust, Inc. on Amendment No. 3 of Form S-11 of our report dated May 14, 2012 on the consolidated balance sheet of West Coast Realty Trust, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Sacramento, California
September 10, 2012